Morgan Stanley Mid-Cap Value Fund
                          Item 77(O) 10F-3 Transactions
                     September 30, 2003 - February 29, 2004



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts

                                                                     JP Morgan
 Nelnet,    12/11/  8,000,   $21.00 168,000,  35,200   0.44%   0.24  , Banc of
   Inc.       03      000              000                      6%    America
                                                                     Securities
                                                                        LLC,
                                                                       Credit
                                                                       Suisse
                                                                       First
                                                                     Boston and
                                                                       Morgan
                                                                      Stanley


 Assurant                                                              Morgan
Incorporat  02/04/  80,000   $22.00 $1,760,0  41,300  0.052%   0.28   Stanley,
    ed        04     ,000              00,                      2%     Credit
                                       000                             Suisse
                                                                       First
                                                                      Boston,
                                                                      Merrill
                                                                       Lynch,
                                                                     Citigroup,
                                                                      Goldman
                                                                     Sachs, JP
                                                                      Morgan,
                                                                        Bear
                                                                      Stearns,
                                                                      Cochran
                                                                     Caronia &
                                                                     Co, Fortis
                                                                     Investment
                                                                      Services
                                                                        LLC,
                                                                      McDonald
                                                                     Investment
                                                                       s Inc,
                                                                      Raymond
                                                                     James and
                                                                      Suntust
                                                                      Robison
                                                                      Humphrey